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                                                                EXHIBIT 5


                   (215) 238-3581

                                                               May 20, 1998


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, Pennsylvania   19107

         Re:      ARAMARK Corporation and ARAMARK Services, Inc.
                  Registration Statement on Form S-3 dated May 20, 1998
                  -----------------------------------------------------

Ladies and Gentlemen:

         I am Executive Vice President, Secretary and General Counsel of ARAMARK Corporation and Vice President and Secretary of ARAMARK Services, Inc., both Delaware corporations (the "Companies"), and as such am familiar with the preparation of the above-captioned registration statement on Form S-3, which is being filed by the Companies with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register the public offering from time to time of up to $425,000,000 aggregate principal amount of debt securities (the "Securities"). I am familiar with the Indenture dated as of July 15, 1991, between ARAMARK Corporation and The Bank of New York, as Trustee and the Indenture dated as of July 15, 1991 between the Companies and The Bank of New York, as Trustee which are exhibits to the Companies registration statement on Form S-3, Registration No. 33-41357 (the "Indentures"). I have also examined such records, documents, statutes and decisions as I have deemed relevant.

         In my opinion, when the respective Boards of Directors of the Companies have established the terms of the Securities pursuant to a Resolution duly filed with the Trustee, and when the respective Boards of Directors of the Companies have approved the the issue and sale of the Securities, and when the Securities have been duly executed by the Companies and authenticated by the Trustee and delivered to the purchasers thereof against payment of the purchase price therefor, the Securities will be legally issued, valid and binding obligations of the Companies, enforceable against the Companies in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the Companies obligations under the Securities are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to me in the Registration Statement.

                                                            Very truly yours,


                                                      /s/   Martin W. Spector
                                                      -------------------------
                                                            Martin W. Spector